ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell
Ken Chymiak (9l8) 25l-2887	(212) 896-1250
Scott Francis (9l8) 25l-2887	grussell@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT
RESULTS FOR FISCAL FOURTH QUARTER AND YEAR-END 2009

BROKEN ARROW, Oklahoma, December 2, 2009 – ADDvantage Technologies Group, Inc. (Nasdaq: AEY) announced today that it will release financial results for the three and twelve month periods ended September 30, 2009, prior to the market open on Tuesday, December 15, 2009.

The Company will host a conference call at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast.

Date:           December 15, 2009
Time:           12:00 PM ET

Listen via Internet: http://investor.shareholder.com/media/eventdetail.cfm?eventid=75517&CompanyID=ADDV&e=1&mediaKey=C9AA39D174AA1324DC53C630F3639261

Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=39988&k=D681C2AC

Toll-free: (888) 726-2460
International: (913) 312-1448
Access code:   7808430

For interested individuals unable to join the conference call, a replay of the call will be available through December 29, 2009 at (888) 203-1112 (domestic) or (719) 457-0820 (international). Participants must use the following code to access the replay of the call: 7808430. The online archive of the webcast will be available on the Company's website for 30 days following the call.

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, formerly Scientific-Atlanta, and Motorola, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Texas, Tulsat-West, NCS Industries, ComTech Services and Broadband Remarketing International. For more information, please visit the corporate web site at www.addvantagetech.com.